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                        PRINCIPAL UNDERWRITER AGREEMENT
                        -------------------------------


THIS AGREEMENT, dated as of [DATE], made by and between Hartford Life And Annuity Insurance Company ("Hartford" or the "Sponsor"), a corporation organized and existing under the laws of the State of Connecticut, and Hartford Securities Distribution Company, Inc. ("HSD"), a corporation organized and existing under the laws of the State of Connecticut,

                                  WITNESSETH:

WHEREAS, the Board of Directors of Hartford has made provision for the establishment of a separate account within Hartford in accordance with the laws of the State of Connecticut, which separate account was organized and is established and registered as a unit investment trust type investment company with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"), as amended, and which is designated Separate Account Seven (referred to as the "UIT"); and

WHEREAS, HSD offers to the public a certain Flexible Premium Variable Annuity Contract (the "Contract") issued by Hartford with respect to the UIT units of interest thereunder which are registered under the Securities Act of 1933 ("1933 Act"), as amended; and

WHEREAS, HSD is agreeing to act as distributor in connection with offers and sales of the Contract under the terms and conditions set forth in this Principal Underwriter Agreement.

NOW THEREFORE, in consideration of the mutual agreements made herein, Hartford and HSD agree as follows:

                                       I.

                                  HSD'S DUTIES
                                  ------------

1. HSD, will use its best efforts to effect offers and sales of the Contract through registered representatives that are members of the National Association of Securities Dealers, Inc. and who are duly licensed as insurance agents of Hartford. HSD is responsible for compliance with all applicable requirements of the 1933 Act, as amended, the Securities Exchange Act of 1934 ("1934 Act"), as amended, and the 1940 Act, as amended, and the rules and regulations relating to the sales and distribution of the Contract, the need for which arises out of its duties as principal underwriter of said Contract and relating to the creation of the UIT.

2. HSD agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or or liabilities of Hartford as being greater than, or


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      different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

3. HSD agrees that it will utilize the then currently effective prospectus relating to the UIT's Contracts in connection with its selling efforts.

      As to the other types of sales materials, HSD agrees that it will use only sales materials which conform to the requirements of federal and state insurance laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

4. HSD agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by the UIT and held by, every holder of any security issued pursuant to this Agreement, as required by the Section 26(a)(4) of the 1940 Act, as amended.

5. HSD's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HSD, HSD shall not be subject to liability under a Contract for any act or omission in the course, or connected with, rendering services hereunder.

                                      II.

1. The UIT reserves the right at any time to suspend or limit the public offering of the Contracts upon 30 days' written notice to HSD, except where the notice period may be shortened because of legal action taken by any regulatory agency.

2.    The UIT agrees to advise HSD immediately:

      (a) Of any request by the Securities and Exchange Commission for amendment of its 1933 Act registration statement or for additional information;

      (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the 1933 Act registration statement relating to units of interest issued with respect to the UIT or of the initiation of any proceedings for that purpose;

      (c) Of the happening of any material event, if known, which makes untrue any statement in said 1933 Act registration statement or which requires a change therein in order to make any statement therein not misleading.


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      Hartford will furnish to HSD such information with respect to the UIT and the Contracts in such form and signed by such of its officers and directors and HSD may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. Hartford will also furnish, from time to time, such additional information regarding the UIT's financial condition as HSD may reasonably request.

                                      III.

                                 COMPENSATION
                                 ------------

Hartford is obligated to reimburse HSD for all operating expenses associated with the services provided on behalf of the UIT under this Principal Underwriter Agreement.

                                      IV.

               RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER
               -------------------------------------------------

HSD may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to Hartford. However, such resignation shall not become effective until either the UIT has been completely liquidated and the proceeds of the liquidation distributed through Hartford to the Contract owners or a successor Principal Underwriter has been designated and has accepted its duties.

                                       V.

                                 MISCELLANEOUS
                                 -------------

1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

      (a) If to Hartford - Hartford Life and Annuity Insurance Company, P.O. Box 2999, Hartford, Connecticut 06104.

      (b) If to HSD - Hartford Securities Distribution Company, Inc., P.O. Box 2999, Hartford, Connecticut 06104.

      or to such other address as HSD or Hartford shall designate by written notice to the other.

3. This Agreement may be executed in any number of counterparts, each of which shall be


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      deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by the Sponsor and shall be open to inspection any time during the business hours of the Sponsor.

4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

5. This Agreement shall be construed and governed by and according to the laws of the State of Connecticut.

6. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

7.    (a)    This Agreement shall become effective [DATE] and shall continue in effect for a period of two years from that date and, unless sooner terminated in accordance with 7(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually by a majority of the members of the Board of Directors of Hartford.

      (b) This Agreement (1) may be terminated at any time, without the payment of any penalty, either by a vote of a majority of the members of the Board of Directors of Hartford on 60 days' prior written notice to HSD; (2) shall immediately terminate in the event of its assignment and (3) may be terminated by HSD on 60 days' prior written notice to Hartford, but such termination will not be effective until Hartford shall have an agreement with one or more persons to act as successor principal underwriter of the Contracts. HSD hereby agrees that it will continue to act as successor principal underwriter until its successor or successors assume such undertaking.







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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 HARTFORD LIFE AND ANNUITY INSURANCE COMPANY



                                 BY:     ______________________________________
                                         David T. Foy
                                         Senior Vice President and Treasurer



                                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.



                                 BY:     ______________________________________
                                         George Jay
                                         Controller

(SEAL)

Attest:


______________________